Exhibit 5.1

April 17, 2015

Sun Communities, Inc.

27777 Franklin Road, Suite 200

Southfield, Michigan 48034

Re:	Sun Communities, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Maryland counsel to Sun Communities, Inc., a Maryland corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed on April 17, 2015 with the Securities and Exchange Commission (the “SEC”) relating to the registration by the Company, under the Securities Act of 1933, as amended (the “Act”), of up to (i) 6,330,551 shares of the Company’s 6.50% Series A-4 Cumulative Convertible Preferred Stock (“Series A-4 Preferred Stock”), and (ii) 8,590,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), consisting of (A) 4,888,870 shares of Common Stock issued pursuant to the Transaction Documents (as hereinafter defined) (together with the Series A-4 Preferred Stock, the “Shares”), (B) up to 2,813,578 shares of Common Stock (the “Conversion Shares”) initially issuable upon conversion of the Series A-4 Preferred Stock, (C) up to 501,130 shares of Common Stock initially issuable upon exchange of common OP Units (the “Common Exchange Shares”) issued by Sun Communities Operating Limited Partnership, a Michigan limited partnership (“SCOLP”), pursuant to the Transaction Documents, and (D) 386,422 shares of Common Stock (together with the Common Exchange Shares, the “Exchange Shares” and together with the Common Exchange Shares, the Shares and the Conversion Shares, the “Securities”) initially issuable upon exchange of Series A-4 Preferred OP Units (together with the common OP Units, the “Units”) issued by SCOLP pursuant to the Transaction Documents.

The above-referenced Registration Statement filed under the Securities Act of 1933, as amended, and the regulations promulgated thereunder, includes a prospectus (the “Prospectus”) to be furnished to potential purchasers of the Shares to be offered for sale by the selling stockholders named in the Prospectus. We understand that our opinion is required to be filed as an exhibit to the Registration Statement.

In our capacity as special Maryland counsel to the Company and for purposes of this opinion letter, we have reviewed and examined copies of the following documents:

A. The Company’s Articles of Incorporation, as amended or supplemented from time to time (the “Charter”), certified as of the date hereof by an officer of the Company;

Sun Communities, Inc.

April 17, 2015

B. The Company’s Second Amended and Restated Bylaws (the “Bylaws”), certified as of the date hereof by an officer of the Company;

C. The Registration Statement and the Prospectus in the form in which they will be filed with the SEC;

D. Certified copies of the resolutions of the Board of Directors of the Company regarding the Transaction Documents and the transactions contemplated thereby;

E. A certificate of the Maryland State Department of Assessments and Taxation (the “SDAT”) dated April 15, 2015 to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland;

F. A certificate of the Company regarding certain matters related to the issuance and sale of the securities pursuant to the Transaction Documents and the transactions contemplated thereby;

G. The Omnibus Agreement dated as of July 30, 2014, by and among Green Courte Real Estate Partners, LLC, GCP REIT II, American Land Lease, Inc., Asset Investors Operating Partnership, L.P., GCP REIT III, SCOLP, the Company and Sun Home Services, Inc., as amended by (i) a letter agreement dated July 30, 2014, among Sun Communities Operating Limited Partnership, the Company, Sun Home Services, Inc., Green Courte Real Estate Partners, LLC, GCP REIT II, American Land Lease, Inc., Asset Investors Operating Partnership, L.P. and GCP REIT III addressing certain matters related to the Omnibus Agreement and the Definitive Agreements (the “Letter Agreement”) and (ii) the First Amendment to Omnibus Agreement, Definitive Agreements and Letter Agreement (the “First Amendment”), dated November 25, 2014, by and among Green Courte Real Estate Partners, LLC, GCP REIT II, American Land Lease, Inc., Asset Investors Operating Partnership, L.P., GCP REIT III, Sun Communities Operating Limited Partnership, the Company and Sun Home Services, Inc. (the “Omnibus Agreement”);

H. The Agreement and Plan of Merger dated July 30, 2014, by and between the Company, Sun Maryland, Inc., a wholly-owned subsidiary of the Company, and GCP REIT II, as amended by the Letter Agreement and the First Amendment (the “Fund 2 Merger Agreement”);

I. The Agreement and Plan of Merger dated July 30, 2014, by and between the Company, Sun Maryland, Inc., a wholly-owned subsidiary of the Company, and GCP REIT III, as amended by the Letter Agreement and the First Amendment (together with the Fund 2 Merger Agreement, the “Merger Agreements”);

J. The Subscription Agreement dated as of July 30, 2014, by and among Green Courte Real Estate Partners III, LLC, the Company, and SCOLP, as amended by the Letter Agreement and the First Amendment (together with the Omnibus Agreement and the Merger Agreements, the “Transaction Documents”);

Sun Communities, Inc.

April 17, 2015

K. The Third Amended and Restated Agreement of Limited Partnership, as amended, of SCOLP; and

L. Such other documents and matters as we have deemed necessary and appropriate to render this opinion, subject to the limitations, assumptions, and qualifications contained herein.

H. Such other documents, corporate records and instruments as we have deemed necessary or appropriate, in our professional judgment, in connection with providing this opinion letter.

As to any facts or questions of fact material to the opinions expressed herein, we have relied exclusively upon the aforesaid documents and certificates, and representations and declarations of the officers or other representatives of the Company. We have made no independent investigation whatsoever as to such factual matters.

In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry, that:

A. Each natural person executing any of the documents that we have reviewed is legally competent to do so.

B. All documents submitted to us as originals are authentic, the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, all documents submitted to us as certified or photostatic or facsimile copies conform to the original documents, all signatures on all documents submitted to us for examination are genuine, all documents submitted to us and public records reviewed or relied upon are accurate and complete, and there has been no oral or written modification of or amendment to any of the documents we have reviewed, and there has been no waiver of any provision of any of the documents we have reviewed in connection with this opinion, by action or omission of the parties or otherwise.

C. All representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers, (ii) made by officers or representatives of the Company, including certifications made in the Certificate, and (iii) in any documents we have reviewed are accurate, true, correct and complete in all material respects.

D. The persons identified to us as officers of the Company are actually serving as such and any certificates representing the Securities will be properly executed by one or more such persons.

Sun Communities, Inc.

April 17, 2015

E. With respect to our opinions in paragraph (2) below, as of each and every time any of the shares of Series A-4 Preferred Stock are converted into Conversion Shares or any of the Units are exchanged for Exchange Shares, (i) there will not have occurred any change in the law or the facts affecting the validity of the Conversion Shares or the Exchange Shares, (ii) the Charter, Bylaws and the resolutions authorizing the Company to enter into the Transaction Documents and to issue the Securities will not have been amended, repealed or revoked.

F. The Company will remain duly organized, validly existing and in good standing under Maryland law.

G. At the time of the issuance of the Securities, the Company or its transfer agent recorded or will record in the Company’s stock ledger the name of the persons to whom such shares are issued.

H. None of the Securities were or will be issued in violation of the restrictions on ownership and transfer set forth in Article VII of the Charter.

Based upon the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1. The Shares are validly issued, fully paid and nonassessable.

2. The Exchange Shares and the Conversion Shares, when issued and delivered in pursuant to and in accordance with the terms of the Transaction Documents, the Series A Preferred Stock and the Units, as applicable, against payment of the consideration therefor as contemplated therein, will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the opinions set forth herein are also subject to the following qualifications:

A. The foregoing opinions are based on and are limited to the Maryland General Corporation Law (including the reported judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of any other laws or the laws of any other jurisdiction. The opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinion expressed herein if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinion expressed herein after the date hereof. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

B. Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

Sun Communities, Inc.

April 17, 2015

We hereby consent to the filing of this opinion with the SEC as Exhibit 5 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including Exhibit 5, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

OBER, KALER, GRIMES & SHRIVER, A PROFESSIONAL CORPORATION

By:	/s/ Kenneth B. Abel
Kenneth B. Abel, Shareholder